Exhibit 23

                          Independent Auditors' Consent

 The Board of Directors
 LaserSight Incorporated:

We consent to incorporation by reference in the registration statement (No. 33-96390) on Form S-8, registration statement (No. 33-52170) on Form S-8, registration statement (No. 333-16817) on Form S-8, registration statement (No. 333-16823) on Form S-8, registration statement (No. 333-62587) on Form S-8, registration statement (No. 333-62591) on Form S-8, registration statement
(No. 333-84073) on Form S-8, registration statement (No. 333-84075) on Form S-8, registration statement (No.333-2198) on Form S-3, registration statement
(No. 333-25237) on Form S-3, registration statement (No. 333-36655) on Form S-3, registration statement (No. 333-36837) on Form S-3, registration statement
(No. 333-59369) on Form S-3, registration statement (No. 333-68495) on Form S-3 and registration statement (No. 333-77825) on Form S-3 of LaserSight Incorporated of our report dated February 11, 2000, relating to the consolidated balance sheets of LaserSight Incorporated and Subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, comprehensive loss, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1999, which report appears in the December 31, 1999 annual report on Form 10-K of LaserSight Incorporated.

                                  /s/ KPMG LLP

 St. Louis, Missouri
 March 29, 2000